Exhibit 4.1

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (VANCOUVER TIME) ON MARCH 26, 2008.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE JANUARY 27, 2007. (THE “NI 45-102 HOLD PERIOD LEGEND”)

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR (III) SUCH SECURITIES ARE SOLD IN CANADA PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SHARES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED. (THE “U.S. LEGEND”)

UNTIL THE ABOVE RESTRICTIONS CEASE TO APPLY, SHARE CERTIFICATES ISSUED PURSUANT TO THE EXERCISE OF THE RIGHTS REPRESENTED BY THIS WARRANT CERTIFICATE WILL BEAR THE ABOVE NI 45-102 HOLD PERIOD LEGEND AND U.S. LEGEND.

TRANSFERABLE WARRANTS

STORM CAT ENERGY CORPORATION
(Incorporated under the laws of British Columbia)

Right to Purchase

▼Common Shares

WARRANT CERTIFICATE FOR PURCHASE OF COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, ▼, ▼(hereinafter called the “Holder”) is entitled to subscribe for and purchase ▼fully paid and non-assessable Common Shares in the capital of Storm Cat Energy Corporation (hereinafter called the “Corporation”) at any time prior to 4:30 p.m. (Eastern Time) on March ▼, 2008 at the price of CDN$1.90 per share (the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Shares), by completing the subscription form attached hereto as Schedule A and surrendering this Warrant Certificate at the office of the Transfer Agent of the Corporation, Pacific Corporate Trust Company, of 10th

Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8, together with a certified cheque payable to or to the order of the Corporation in payment of the Exercise Price multiplied by the number of Common shares subscribed for.

In the event of any exercise of the rights represented by this Warrant Certificate, certificates for the Common Shares so purchased will be delivered to the Holder within a reasonable time, not exceeding three business days after the rights represented by this Warrant Certificate will have been so exercised, and, unless this Warrant Certificate has expired, a new Warrant Certificate representing the right to acquire the number of Common Shares, if any, with respect to which the rights represented by this Warrant Certificate will not then have been exercised will also be issued to the Holder within such time.

The Corporation covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances.  The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Corporation will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of such rights.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT CERTIFICATE:

1.               If the Corporation at any time subdivides its outstanding Common Shares into a greater number of shares, the Exercise Price will be proportionately reduced and the number of subdivided Common Shares entitled to be purchased proportionately increased, and conversely, in the event the outstanding Common Shares of the Corporation are reduced, combined or consolidated into a smaller number of shares, the Exercise Price will be proportionately increased and the number of reduced, combined or consolidated Common Shares entitled to be purchased hereunder will be proportionately decreased.

If any capital reorganization, reclassification or consolidation of the capital stock of the Corporation, or the merger or amalgamation of the Corporation with another body corporate, trust, partnership or other entity, or a sale or conveyance to any other body corporate, trust, partnership or other entity of the property and assets of the Corporation as an entirety or substantially as an entirety is effected, then as a condition of such reorganization, reclassification, consolidation, merger, amalgamation, sale or conveyance, the Corporation will ensure that the Holder will have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Certificate, and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, the number of shares or other securities or property of the Corporation or other body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that would have been received by the Holder if, on the record or effective date thereof, as applicable, the Holder had been the registered holder of the number of Common Shares purchasable and receivable upon the exercise of the rights evidenced by this Warrant

Certificate.  The Corporation will not effect any merger, amalgamation or sale or conveyance of all or substantially all of the assets of the Corporation unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such merger, amalgamation or sale or conveyance of all or substantially all of the assets of the Corporation assumes, by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares or securities as the Holder may be entitled to purchase, in accordance with the foregoing provisions.

The adjustments provided for in this Warrant Certificate in respect of the number and class of securities that are to be received by the Holder on the exercise of the Warrants are cumulative.  After any adjustment made pursuant to this Section 1, the term “Common Shares” in this Warrant Certificate shall mean securities of any class or classes that, as a result of such adjustment and all prior adjustments pursuant to this Section, the Holder is entitled to receive upon the exercise of the Warrant, and all references to the number of Common Shares purchasable and receivable upon exercise of the Warrant shall be deemed to be references to the number of Common Shares or other property or securities the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon exercise of the Warrant.

2.               In case at any time:

(a)            the Corporation pays any dividend payable in stock upon its Common Shares or makes any distribution to the holders of its Common Shares;

(b)           the Corporation offers for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(c)            there is any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(d)           there is a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of such cases, the Corporation will give to the Holder, at least twenty days’ prior written notice of the date on which the books of the Corporation will close or a record will be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, or amalgamation, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least twenty days’ prior written notice of the date when the same will take place.  Such notice in accordance with the foregoing clause, will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares will be entitled thereto, and, if applicable, the date on which the holders of Common Shares will be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up.  Each such written notice will be given by first class mail, registered postage prepaid, addressed to the Holder at the address of the Holder, as shown on the books of the Corporation.

3.               This Warrant will not entitle the Holder to any rights as a shareholder of the Corporation, including without limitation, voting rights.

4.               Subject to the terms hereof, this Warrant may be transferred, subject to the terms set forth in the Transfer Form.  No transfer of this Warrant shall be effective unless this Warrant Certificate is accompanied by a duly executed Transfer Form in the form attached hereto as Schedule “B” or other instrument of transfer in such form as the Corporation may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may reasonably be required by the Corporation, are delivered to the Corporation.  No transfer of this Warrant shall be made if in the opinion of counsel to the Corporation such transfer would result in the violation of any applicable securities laws.

5.               This Warrant is exchangeable, upon the surrender hereof by the Holder at the office of the Transfer Agent of the Corporation, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as will be designated by the Holder at the time of such surrender.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers under its corporate seal, and this Warrant Certificate to be dated September 26, 2006.

STORM CAT ENERGY CORPORATION

Per:
Paul Wiesner, Chief Financial Officer

SCHEDULE A

SUBSCRIPTION FORM

TO:	STORM CAT ENERGY CORPORATION (the “Corporation”)
c/o Pacific Corporate Trust Company
625 Howe Street, 10th Floor,
Vancouver, British Columbia
V6C 3B8

	Attention:	Stock Transfer Department

The undersigned (the “Warrantholder”) hereby exercises the right to purchase and hereby subscribes for              Common Shares (the “Exercised Warrant Shares”) in the capital stock of the Corporation referred to in the attached Warrant Certificate according to the conditions thereof and herewith makes payment by certified cheque of the purchase price in full for the said shares.

The Warrantholder acknowledges that, unless the hold period set out in the NI 45-102 Hold Period Legend (as such term is defined on the first page of the Warrant Certificate) has expired, the share certificates representing the Exercised Warrant Shares will bear the NI 45-102 Hold Period Legend and the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

The Warrantholder acknowledges that the share certificates representing the Exercised Warrant Shares will bear the U.S. Legend (as such term is defined on the first page of the Warrant Certificate).

The Warrantholder represents and warrants that it:  [check one only]

☐                                    A.            is not in the United States or a U.S. Person as defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not acquiring the Exercised Warrant Shares for the account or benefit of a U.S. Person or a person in the United States; or

☐                                    B.            the Warrantholder is delivering a written opinion of U.S. Counsel to the effect that the Warrant and the Exercised Warrant Shares have been registered under the U.S. Securities Act or are exempt from registration thereunder.

The Warrantholder hereby irrevocably directs that the said Exercised Warrant Shares be issued and delivered as follows:

Name(s) in Full	Address(es) (include Postal/Zip Code)	Numbers(s) of Common shares

(Please print in full the name in which certificates are to be issued.  If any of the securities are to be issued to a person or persons other than the Warrantholder, then the Transfer Form must be completed and the transferee and the Warrantholder must pay to the Corporation all eligible transfer taxes or other government charges.)

DATED this        day of             ,       .

Witness or Signature Guarantee*	Signature of Warrantholder

Name of Warrantholder

Address of Warrantholder

*  If the underlying securities are to be issued to a person other than the Warrantholder then the signature must be guaranteed by a Schedule I Canadian Chartered Bank or a guarantee under the North American STAMP, SEMP or MSP Medallion Programs.

2

APPENDIX B

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name)	(the “transferee”)

(address)

             of the Warrant Shares registered in the name of the undersigned represented by the within certificate.

The undersigned hereby certifies that the Warrant Shares are being sold, assigned or transferred in accordance with all applicable securities laws.

DATED the        day of             ,       .

Signature of Warrantholder
Guaranteed by:	(Signature of Warrantholder)

*
* Authorized Signature Number

NOTE:  The signature to this transfer must correspond with the name as recorded on the Warrant Certificate in every particular without alteration or enlargement or any change whatever.  The signature of the person executing this transfer must be guaranteed by a Schedule I Canadian Chartered Bank or a guarantee under the North American STAMP, SEMP or MSP Medallion Programs.

Transferee Acknowledgement

The following is to be completed by the transferee if a Warrant Certificate is tendered for transfer and bears a restrictive legend in substantially the form set forth on the face page of the subject Warrant Certificate that is the subject of this transfer (check one):

☐                                    A.            The undersigned transferee hereby certifies that (i) it was not offered the Warrants while in the United States, it is not a U.S. person (as defined in

Regulation S of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and did not execute this certificate while within the United States, (ii) it is not acquiring any of the Warrant Shares represented by this Warrant Certificate by or on behalf of a U.S. person or any person within the United States, and (iii) it has in all other respects complied with the terms of Regulation S of the U.S. Securities Act, or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect; or

☐                                    B.            The undersigned transferee is delivering a written opinion of U.S. Counsel to the effect that this transfer of Warrant Shares and the issuance of Common Shares to be delivered upon exercise thereof have been registered under the US Securities Act or are exempt from registration thereunder.

DATED this        day of             ,

ACKNOWLEDGMENT
(Signature of Transferee)

Print full Name

2